Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES FOURTH QUARTER RESULTS

DILUTED EPS OF $8.28, $1.42 ON ADJUSTED BASIS

MURRAY HILL, NJ — (January 30, 2014) — C. R. Bard, Inc. (NYSE: BCR) today reported 2013 fourth quarter financial results. Fourth quarter 2013 net sales were $791.3 million, an increase of 4 percent over the prior-year period on both an as-reported basis and constant currency basis.

For the fourth quarter 2013, net sales in the U.S. were $517.7 million and net sales outside the U.S. were $273.6 million, an increase of 4 percent and 3 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2013 net sales outside the U.S. also increased 3 percent over the prior-year period. During the fourth quarter, the company sold its electrophysiology division, which impacted the net sales growth rates reported in the quarter, especially outside the U.S.

Net sales for the full year 2013 were $3,049.5 million, an increase of 3 percent over the prior-year period on both an as-reported and constant currency basis.

For the fourth quarter 2013, net income was $667.5 million and diluted earnings per share were $8.28. Adjusting for items that affect comparability between periods as detailed in the tables below, fourth quarter 2013 net income was $114.7 million and diluted earnings per share were $1.42, a decrease of 20 percent and 16 percent, respectively, as compared to fourth quarter 2012 results.

For the full year 2013, net income was $689.8 million and diluted earnings per share were $8.39, an increase of 30 percent and 36 percent, respectively, as compared to full year 2012 results. Adjusting for items that affect comparability between periods, full year 2013 net income was $474.9 million and diluted earnings per share were $5.78, a decrease of 16 percent and 12 percent, respectively, as compared to full year 2012 results.

Timothy M. Ring, chairman and chief executive officer, commented, “We are pleased with the results from the first year of our investment and transition plan announced a year ago. We are executing on a strategy with the objective to shift the mix of the portfolio to faster growth through investments in emerging markets and new product categories; and our business development activities are helping to improve the long-term revenue growth profile of the business.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our September 30, 2013 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net sales	$791,300	$762,600	$3,049,500	$2,958,100
Costs and expenses
Cost of goods sold (1)	310,600	287,600	1,194,400	1,125,300
Marketing, selling and administrative expense	253,700	213,000	920,300	817,300
Research and development expense	70,900	52,700	295,700	203,200
Interest expense	11,300	10,700	45,000	39,600
Other (income) expense, net	(957,900)	21,300	(619,300)	40,300

Total costs and expenses	(311,400)	585,300	1,836,100	2,225,700

Income from operations before income taxes	1,102,700	177,300	1,213,400	732,400

Income tax provision	435,200	49,100	523,600	202,300

Net income	$667,500	$128,200	$689,800	$530,100

Basic earnings per share available to common shareholders	$8.45	$1.54	$8.54	$6.24

Diluted earnings per share available to common shareholders	$8.28	$1.52	$8.39	$6.16

Wt. avg. common shares outstanding - basic	77,600	82,000	79,300	83,300
Wt. avg. common and common equivalent shares outstanding - diluted	79,200	83,100	80,700	84,400

(1)	Includes $25.3 million and $21.5 million of amortization of intangibles for the quarters ended December 31, 2013 and 2012, respectively. Includes $89.5 million and $82.7 million of amortization of intangibles for the twelve months ended December 31, 2013 and 2012, respectively.

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended December 31,				Twelve Months Ended December 31,
	2013	2012	Change	Constant Currency	2013	2012	Change	Constant Currency
Vascular	$204,700	$212,000	-3%	-4%	$830,000	$845,000	-2%	-2%
Urology	202,400	195,800	3%	3%	776,600	757,800	2%	3%
Oncology	220,400	210,500	5%	5%	857,100	812,400	6%	5%
Surgical Specialties	140,600	121,300	16%	16%	499,000	455,100	10%	10%
Other	23,200	23,000	1%	—	86,800	87,800	-1%	-1%

Net sales	$791,300	$762,600	4%		$3,049,500	$2,958,100	3%

Foreign exchange impact		1,800				5,100

Constant Currency	$791,300	$764,400		4%	$3,049,500	$2,963,200		3%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended December 31, 2013
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$310.6	$253.7	$70.9	$(957.9)	$435.2	$667.5	$8.28
Items that affect comparability of results between periods:
Acquisition-related items	(0.5)	(1.8)	(0.5)	(11.2)	4.4	9.6
Gore proceeds	—	—	—	894.3	(336.9)	(557.4)
Gain on sale of electrophysiology division	—	—	—	213.0	(94.5)	(118.5)
Litigation charges, net	—	—	—	(109.8)	16.4	93.4
Contribution to C. R. Bard Foundation, Inc.	—	—	—	(22.5)	8.4	14.1
Divestiture-related charges	—	—	—	(7.8)	1.8	6.0

Total	(0.5)	(1.8)	(0.5)	956.0	(400.4)	(552.8)	(6.86)

Adjusted Basis	$310.1	$251.9	$70.4	$(1.9)	$34.8	$114.7	$1.42

	Quarter Ended December 31, 2012
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders (1)
GAAP Basis	$287.6	$213.0	$52.7	$21.3	$49.1	$128.2	$1.52
Items that affect comparability of results between periods:
Acquisition-related items	(0.1)	(0.8)	(1.9)	(0.3)	0.3	2.8
Restructuring	—	—	—	(19.0)	6.1	12.9

Total	(0.1)	(0.8)	(1.9)	(19.3)	6.4	15.7	0.19

Adjusted Basis	$287.5	$212.2	$50.8	$2.0	$55.5	$143.9	$1.70

	Twelve Months Ended December 31, 2013
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,194.4	$920.3	$295.7	$(619.3)	$523.6	$689.8	$8.39
Items that affect comparability of results between periods:
Acquisition-related items	(1.1)	(6.2)	(31.7)	(11.3)	15.4	34.9
Asset impairments	(2.5)	—	(3.4)	(6.4)	2.8	9.5
Gore proceeds	—	—	—	894.3	(336.9)	(557.4)
Litigation charges, net	—	—	—	(428.0)	34.5	393.5
Gain on sale of electrophysiology division	—	—	—	213.0	(94.5)	(118.5)
Contribution to C. R. Bard Foundation, Inc.	—	—	—	(22.5)	8.4	14.1
Divestiture-related charges	—	—	—	(17.5)	5.3	12.2
Restructuring	—	—	—	1.4	(0.4)	(1.0)
Tax item	—	—	—	—	2.2	(2.2)

Total	(3.6)	(6.2)	(35.1)	623.0	(363.2)	(214.9)	(2.61)

Adjusted Basis	$1,190.8	$914.1	$260.6	$3.7	$160.4	$474.9	$5.78

	Twelve Months Ended December 31, 2012
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,125.3	$817.3	$203.2	$40.3	$202.3	$530.1	$6.16
Items that affect comparability of results between periods:
Acquisition-related items	(0.2)	(2.0)	(5.1)	(2.1)	0.9	8.5
Asset impairments	—	—	—	(22.2)	8.4	13.8
Restructuring	—	—	—	(17.4)	5.6	11.8
Tax item	—	—	—	—	(1.1)	1.1

Total	(0.2)	(2.0)	(5.1)	(41.7)	13.8	35.2	0.41

Adjusted Basis	$1,125.1	$815.3	$198.1	$(1.4)	$216.1	$565.3	$6.57

(1)	Total per share amounts do not add due to rounding.

Notes to Reconciliation of Earnings

•

For the fourth quarter 2013, the following items affected the comparability of results between periods: (i) charges of $14.0 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) a gain of $894.3 million pre-tax related to a patent infringement judgment against W.L. Gore & Associates Inc.; (iii) a gain of $213.0 million pre-tax related to the sale of the electrophysiology division; (iv) charges of $109.8 million pre-tax related to estimated costs for product liability matters, net of recoveries, and other litigation matters; (v) a charge of $22.5 million pre-tax related to a contribution to the C. R. Bard Foundation, Inc.; and (vi) charges of $7.8 million pre-tax for divestiture-related costs. The net effect of these items increased net income by $552.8 million, or $6.86 diluted earnings per share available to common shareholders.

•

For the fourth quarter 2012, the following items affected the comparability of results between periods: (i) charges of $3.1 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; and (ii) net charges of $19.0 million pre-tax related for restructuring costs. The net effect of these items decreased net income by $15.7 million, or $0.19 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2013, the following items affected the comparability of results between periods: (i) charges of $50.3 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $12.3 million pre-tax related to asset impairments; (iii) a gain of $894.3 million pre-tax related to a patent infringement judgment against W.L. Gore & Associates Inc.; (iv) charges of $428.0 million pre-tax related to estimated costs for product liability matters, net of recoveries, and other litigation matters; (v) a gain of $213.0 million pre-tax related to the sale of the electrophysiology division; (vi) a charge of $22.5 million pre-tax related to a contribution to the C. R. Bard Foundation, Inc.; (vii) charges of $17.5 million pre-tax for divestiture-related costs; (viii) a reversal of $1.4 million pre-tax of restructuring costs; and (ix) a decrease of $2.2 million in the income tax provision associated with the remeasurement of an uncertain tax position as a result of a legal settlement. The net effect of these items increased net income by $214.9 million, or $2.61 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2012, the following items affected the comparability of results between periods: (i) charges of $9.4 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $22.2 million pre-tax related to asset impairments; (iii) net charges of $17.4 million pre-tax for restructuring costs; and (iv) an increase of $1.1 million in the income tax provision due to the write-down of a tax receivable in a foreign jurisdiction. The net effect of these items decreased net income by $35.2 million, or $0.41 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for acquisition-related items and asset impairments; (2) marketing, selling and administrative expense excluding charges for acquisition-related items; (3) research and development expense excluding charges for acquisition-related items and asset impairments; (4) other (income) expense, net, excluding acquisition-related items, asset impairments, Gore proceeds, litigation charges, net, gain on sale of electrophysiology division, C. R. Bard Foundation, Inc. contribution, divestiture-related charges and reversals of restructuring costs; (5) income tax provision excluding a decrease associated with the remeasurement of an uncertain tax position as a result of a legal settlement, an increase due to the write-down of a tax receivable in a foreign jurisdiction, and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income	$667,500	$128,200	$689,800	$530,100
Less: Income allocated to participating securities (1)	11,500	2,200	12,500	10,000

Net income available to common shareholders	$656,000	$126,000	$677,300	$520,100

Earnings per Share Numerator: Adjusted Basis - diluted
Net income	$114,700	$143,900	$474,900	$565,300
Less: Income allocated to participating securities (1)	2,000	2,500	8,500	10,600

Net income available to common shareholders	$112,700	$141,400	$466,400	$554,700

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	77,600	82,000	79,300	83,300
Wt. avg. common and common equivalent shares outstanding - diluted	79,200	83,100	80,700	84,400
Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$8.45	$1.54	$8.54	$6.24

Diluted earnings per share available to common shareholders	$8.28	$1.52	$8.39	$6.16

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.42	$1.70	$5.78	$6.57

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income less income allocated to participating securities.